Independent Auditors' Report
The Board of Trustees and Shareholder of
Capital Cash U.S. Government Securities Trust:

We have audited the accompanying statement of assets and liabilities of Capital Cash U.S. Government Securities Trust
 ("the Fund", one of the portfolios constituting the Capital
Cash Management Trust), as of June 30, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two year period then ended, and the financial highlights for each of the years in the three year period then ended and for the period
March 16, 2000 (commencement of operations) through June 30, 2000.
 These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Capital Cash U.S. Government Securities Trust of the Capital Cash Management Trust as of June 30, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two year period then ended, and the financial highlights for each of the years in the three year period then ended and for the period March 16, 2000 (commencement of operations) through June 30, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/  KPMG LLP
--------------

New York, New York
August 8, 2003